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AMERICAN ITALIAN PASTA COMPANY                                          |NEWS
                                                                        |RELEASE

Contact:

Laurie Roberts
Parris Communications
816-931-8900

For Immediate Release

           AMERICAN ITALIAN PASTA COMPANY HIRES FOOD INDUSTRY VETERAN
                                   JACK KELLY

          KELLY TO BECOME PRESIDENT AND CEO OF NORTH AMERICA'S LARGEST
             PASTA MAKER FOLLOWING COMPLETION OF RESTATEMENT PROCESS

KANSAS CITY,  Mo.,  November 6, 2007 -- American  Italian  Pasta  Company  (OTC:
AITP), the largest  producer of dry pasta in North America,  announced that Jack
Kelly,  a  30-plus-year  food  industry  executive  who has led several  private companies  including  San  Antonio  Farms and  Fiorucci  Foods  and held  senior positions  at  Haagen-Dazs  and Kraft  Foods,  has been  named  chief  operating officer, effective today.

Mr. Kelly, age 55, will become AIPC's new president and chief executive  officer after  the  company  completes  the  final  phase  of its  previously  announced restatement  of certain  historical  financial  statements.  He will succeed Jim
Fogarty,  a  managing  director  with  Alvarez  & Marsal  who has  served as the company's president and CEO since September 2005.

"American  Italian Pasta Company has made  tremendous  strides over the past two years under Jim  Fogarty's  leadership  along with the support of our  customers and, most  importantly,  the tireless efforts of our dedicated  employees," said
Bill Patterson, Chairman of the Board of Directors.

"The company has significantly  strengthened  operations,  increased revenue and volume,  reduced  net debt and  executed  a  strategic  business  plan  that has provided a positive  direction and strong  foundation  for the future," said Jim
Fogarty,  AIPC CEO. "While challenges  remain,  including the price pressures in the durum wheat market,  AIPC has made great strides,  and is looking ahead with excitement and anticipation," he added.

The AIPC Board of Directors conducted a comprehensive  national search for a new leader. "Jack is an established leader with an impressive background in the food industry,  including the private  label,  branded,  ingredient  and food service segments,"  added Chairman  Patterson.  "He has a proven track record of growing revenues,  driving  value  and  improving  operations  at  both  entrepreneurial organizations  as well as large  companies.  As AIPC prepares to move beyond the restatement process and issues of the past, Jack is well equipped to continue to build on our progress."

"On behalf of the board,  we are  pleased  with the recent  announcement  of our shareholder  settlement  and the addition of Jack,  as both events are important steps forward for AIPC,"

American Italian Pasta Co.
November 6, 2007

added  Patterson.  "I appreciate  the  dedication of each member of the board in guiding  the company  through  this  difficult  period and putting it on a solid foundation as we move forward."

"I am delighted by the  opportunity  to lead AIPC into its next phase," said Mr.
Kelly. "AIPC has earned a reputation among its customers for exceptional quality and service and is now solidly positioned,  operationally and financially.  I am looking  forward to working with this  talented  management  team and  employees throughout  the company to build on the  company's  strengths  in all  channels, including  private label,  branded,  ingredient and food service  products,  and continue to deliver innovative  offerings that are in line with consumer demands and drive value for our customers."

Mr. Kelly has served in senior  positions at Haagen-Dazs  Company,  Inc.,  Kraft
Foods, Inc. and Oscar Mayer Foods Corporation. Mr. Kelly was the chief executive officer of Fiorucci Foods,  Inc., a privately held subsidiary of Cesare Fiorucci
SPA,  the largest  processed  meats  company in Italy.  Mr. Kelly also served as president and CEO of San Antonio  Farms,  a maker of Mexican  sauces for private label and food service  customers that was acquired by TreeHouse  Foods in 2007.
During his nearly five-year  tenure,  he developed and  successfully  executed a strategic plan that increased store brand sales, expanded the company's products in club, foodservice and mass channels and improved overall operations.  He is a graduate of St. Joseph's University.

ABOUT AMERICAN ITALIAN PASTA COMPANY

Founded  in 1988 and based in Kansas  City,  Missouri,  American  Italian  Pasta
Company is the largest  producer of dry pasta in North America.  The Company has four plants that are located in Excelsior  Springs,  Missouri;  Columbia,  South
Carolina;   Tolleson,   Arizona  and   Verolanuova,   Italy.   The  Company  has
approximately 600 employees located in the United States and Italy.

When used in this release,  the words "anticipate,"  "believe,"  "estimate," and
"expect"  and similar  expressions  are  intended  to  identify  forward-looking statements, but are not the exclusive means of identifying these statements. The statements by the Company  regarding the durum wheat market  conditions  and the announcement  regarding our CEO are  forward-looking.  Actual  results or events could  differ  materially.  The  Company  will not  update  any  forward-looking statements in this press release to reflect future events.

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